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                      CASE EQUIPMENT LOAN TRUST 1997-B



                             PURCHASE AGREEMENT


                                  between


                          CASE CREDIT CORPORATION,
                                 as Seller,


                                    and


                         CASE RECEIVABLES II INC.,
                               as Purchaser.


                       Dated as of September 1, 1997



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                             TABLE OF CONTENTS
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                                                                          Page

                                 ARTICLE I
                            Certain Definitions

SECTION 1.1. Definitions...................................................2

                                 ARTICLE II
                         Conveyance of Receivables

SECTION 2.1. Conveyance of Purchased Contracts.............................3
SECTION 2.2. Conveyance of Subsequent Receivables..........................4
SECTION 2.3. Intention of the Parties......................................5
SECTION 2.4. The Closing...................................................5
SECTION 2.5. Payment of the Purchase Price.................................5

                                ARTICLE III
                       Representations and Warranties

SECTION 3.1. Representations and Warranties of the Purchaser...............6
SECTION 3.2. Representations and Warranties of the Seller..................7

                                 ARTICLE IV
                                 Conditions

SECTION 4.1. Conditions to Obligation of the Purchaser....................15
SECTION 4.2. Conditions to Obligation of the Seller.......................17

                                 ARTICLE V
                          Covenants of the Seller

SECTION 5.1. Protection of Right, Title and Interest. ....................18
SECTION 5.2. Other Liens or Interests.....................................18
SECTION 5.3. Chief Executive Office.......................................19
SECTION 5.4. Costs and Expenses...........................................19
SECTION 5.5. Indemnification..............................................19
SECTION 5.6. Transfer of Subsequent Receivables...........................19

                                 ARTICLE VI
                          Miscellaneous Provisions

SECTION 6.1. Obligations of Seller........................................19

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SECTION 6.2. Repurchase Events.............................................20
SECTION 6.3. Purchaser Assignment of Repurchased Receivables...............20
SECTION 6.4. Trust.   .....................................................20
SECTION 6.5. Amendment.....................................................20
SECTION 6.6. Accountants' Letters..........................................21
SECTION 6.7. Waivers. .....................................................21
SECTION 6.8. Notices. .....................................................21
SECTION 6.9. Costs and Expenses............................................22
SECTION 6.10. Representations of the Seller and the Purchaser..............22
SECTION 6.11. Confidential Information.....................................22
SECTION 6.12. Headings and Cross-References................................22
SECTION 6.13. Governing Law................................................22
SECTION 6.14. Counterparts.................................................22
SECTION 6.15. Severability.................................................23


                           SCHEDULES AND EXHIBITS


SCHEDULE A            Location of Receivables Files

EXHIBIT A                  Form of Assignment
EXHIBIT B                  Form of Subsequent Transfer Assignment

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         PURCHASE AGREEMENT, dated as of September 1, 1997, between CASE
CREDIT CORPORATION, a Delaware corporation (the "Seller"), and CASE RECEIVABLES II INC., a Delaware corporation (the "Purchaser").


                                  RECITALS


         WHEREAS, in the regular course of its business, the Seller purchases from equipment dealers certain retail installment sale contracts secured by new and used agricultural and construction equipment (each a "Contract"); and

         WHEREAS, in the regular course of its business, the Seller purchases from Case Corporation certain Contracts originated by Case Corporation in the ordinary course of business; and

         WHEREAS, the Seller and the Purchaser wish to set forth the terms pursuant to which: (1) fixed rate Contracts having an aggregate Contract Value of approximately $109,108,204 (the "Purchased Contracts") as of August 31, 1997 (the "Initial Cutoff Date") are to be sold by the Seller to the Purchaser on the date hereof and (2) certain Subsequent Receivables are to be sold by the Seller to the Purchaser from time to time on each Subsequent Transfer Date; and

         WHEREAS, as of the Initial Cutoff Date, the Purchaser-owned Contracts previously purchased from the Seller pursuant to a Receivables Purchase Agreement, dated as of August 1, 1994 (as amended from time to time, the "Liquidity Receivables Purchase Agreement"), between the Seller and the Purchaser, comprised of fixed rate Contracts having an aggregate Contract Value of approximately $248,599,560 and floating rate Contracts having an aggregate Contract Value of approximately $97,960,251 (the "Owned Contracts", and together with the Purchased Contracts, the "Initial Receivables"); and

         WHEREAS, the Receivables will be transferred by the Purchaser, pursuant to the Sale and Servicing Agreement, to Case Equipment Loan Trust 1997-B (the "Trust"), which Trust will issue 6.410% Asset Backed Certificates representing fractional undivided interests in, and 5.612% Class A-1 Asset Backed Notes, 5.914% Class A-2 Asset Backed Notes, 6.240% Class A-3 Asset Backed Notes, 6.410% Class A-4 Asset Backed Notes, Floating Rate Class B Asset Backed Notes and 6.410% Class C Asset Backed Notes collateralized by the Receivables and the other property of the Trust; and

         WHEREAS, the Seller and the Purchaser wish to set forth herein certain representations, warranties, covenants and indemnities of the Seller with respect

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to the Receivables for the benefit of the Purchaser, the Trust, the Noteholders and the Certificateholders;

         NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein the parties hereto agree as follows:


                                 ARTICLE I
                            Certain Definitions


         SECTION 1.1. Definitions. Terms not defined in this Agreement shall have the meanings set forth in the Sale and Servicing Agreement. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

         "Agreement" shall mean this Purchase Agreement, as the same may be amended and supplemented from time to time.

         "Assignment" shall mean the document of assignment attached to this Agreement as Exhibit A.

         "Closing" shall have the meaning specified in Section 2.4.

         "Closing Date" shall mean September 22, 1997.

         "Contract" shall have the meaning specified in the Recitals.

         "Initial Cutoff Date" shall have the meaning specified in the Recitals.

         "Initial Purchase Price" shall have the meaning specified in
Section 2.1.

         "Initial Receivables" shall have the meaning specified in the Recitals.

         "Liquidity Receivables Purchase Agreement" shall have the meaning specified in the Recitals.

         "Owned Contracts" shall have the meaning specified in the Recitals.

         "Prospectus" shall mean the prospectus dated September 11, 1997, and the prospectus supplement dated September 11, 1997, relating to the Notes.


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         "Purchased Contracts" shall have the meaning specified in the Recitals.

         "Purchaser" shall mean Case Receivables II Inc., a Delaware corporation, its successors and assigns.

         "Receivables" shall have the meaning specified in the Indenture.

         "Repurchase Event" shall have the meaning specified in Section 6.2.

         "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement, dated as of the date hereof, among the Trust, the Purchaser and Case Credit Corporation, as the same may be amended and supplemented from time to time.

         "Schedule of Receivables" shall refer collectively to the lists of retail installment sale contracts attached as Schedule A to the Assignment delivered on the Closing Date pursuant to Section 4.1 and the various Subsequent Transfer Assignments.

         "Seller" shall mean Case Credit Corporation, a Delaware corporation, its successors and assigns.

         "Subsequent Purchase Price" shall have the meaning specified in
Section 2.5(b).

         "Subsequent Transfer Assignment" shall have the meaning specified in
Section 4.1(b)(i).

         "Underwriting Agreement" shall mean the two Underwriting
Agreements, each dated September 11, 1997, among Credit Suisse First Boston Corporation, as representative of the several underwriters named therein, the Purchaser and the Seller.


                                 ARTICLE II
                         Conveyance of Receivables


         SECTION 2.1. Conveyance of Purchased Contracts. In consideration of the Purchaser's payment of $109,108,204 (the "Initial Purchase Price") in the manner set out in Section 2.5(a), the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations herein), all of its right, title and interest in, to and under:


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                  (i) the Purchased Contracts, including all documents
         constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the Initial Cutoff Date;

                  (ii) the security interests in the Financed Equipment granted by Obligors pursuant to the Purchased Contracts and any other interest of the Seller in such Financed Equipment;

                  (iii) any proceeds with respect to the Purchased Contracts from claims on insurance policies covering Financed Equipment or Obligors;

                  (iv) any proceeds from recourse to Dealers with respect to the Purchased Contracts other than any interest in the Dealers' reserve accounts maintained with the Seller;

                  (v) any Financed Equipment that shall have secured the Purchased Contracts and that shall have been acquired by or on behalf of the Purchaser; and

                  (vi) the proceeds of any and all of the foregoing (other than Recoveries).

         SECTION 2.2. Conveyance of Subsequent Receivables. Subject to the conditions set forth in Section 4.1(b), in consideration of the Purchaser's delivery on the related Subsequent Transfer Date to or upon the order of the Seller of the related Subsequent Purchase Price pursuant to Section 2.5(b), the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations herein), all of its right, title and interest in, to and under:

                  (i) the Subsequent Receivables listed on Schedule A to the related Subsequent Transfer Assignment, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the related Subsequent Cutoff Date;

                  (ii) the security interests in the Financed Equipment granted by Obligors pursuant to such Subsequent Receivables and any other interest of the Seller in such Financed Equipment;

                  (iii) any proceeds with respect to such Subsequent Receivables from claims on insurance policies covering Financed Equipment or Obligors;

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                  (iv) any proceeds with respect to such Subsequent
         Receivables from recourse to Dealers other than any interest in the Dealers' reserve accounts maintained with the Seller;

                  (v) any Financed Equipment that shall have secured any such Subsequent Receivable and that shall have been acquired by or on behalf of the Purchaser; and

                  (vi) the proceeds of any and all of the foregoing (other than Recoveries).

         SECTION 2.3. Intention of the Parties. The parties to this Agreement intend that the transactions contemplated hereby shall be, and shall be treated as, a purchase by the Purchaser and a sale by the Seller of the Purchased Contracts and the Subsequent Receivables and not as a lending transaction. The foregoing sale, assignment, transfer and conveyance does not constitute, and is not intended to result in a creation or assumption by the Purchaser of, any obligation or liability with respect to any Purchased Contract or any Subsequent Receivable, nor shall the Purchaser be obligated to perform or otherwise be responsible for any obligation of the Seller or any other Person in connection with the Purchased Contracts or the Subsequent Receivables or under any agreement or instrument relating thereto, including any contract or any other obligation to any Obligor.

         SECTION 2.4. The Closing. The sale and purchase of the Purchased Contracts shall take place at a closing (the "Closing") at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 on the Closing Date, simultaneously with the closings under: (a) the Sale and Servicing Agreement, (b) the Trust Agreement, (c) the Administration Agreement and (d) the Indenture.

         SECTION 2.5. Payment of the Purchase Price.

         (a) Initial Receivables. The Initial Purchase Price is payable as follows: (i) $190,759,310.85 in cash at the Closing and (ii) the balance in cash, as provided in the subordinated note dated September 22, 1997, payable by the Purchaser to the Seller.

         (b) Subsequent Receivables. As consideration for the conveyance of Subsequent Receivables pursuant to Section 2.2, the Purchaser shall pay or cause to be paid to the Seller on each Subsequent Transfer Date an amount (a "Subsequent Purchase Price") equal to the aggregate Contract Value of the Subsequent Receivables as of the related Subsequent Cutoff Date plus any premium or minus any discount agreed upon the Seller and the Purchaser. Any Subsequent Purchase Price shall be payable as follows: (i) cash in the amount

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released to the Purchaser from the Pre-Funding Account pursuant to Section
5.7(a) of the Sale and Servicing Agreement shall be paid to the Seller on the related Subsequent Transfer Date and the balance paid in cash as and when amounts are released to, or otherwise realized by, the Purchaser from the Spread Account and the Negative Carry Account in accordance with the Sale and Servicing Agreement; or (ii) as otherwise agreed by the Seller and the Purchaser.


                                ARTICLE III
                       Representations and Warranties


         SECTION 3.1. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date:

                  (a) Organization and Good Standing. The Purchaser has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power and authority to acquire, own and sell the Receivables.

                  (b) Due Qualification. The Purchaser is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                  (c) Power and Authority. The Purchaser has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Purchaser by all necessary corporate action.

                  (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

                  (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under the certificate of incorporation or by-laws of the Purchaser or any

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         indenture, agreement or other instrument to which the Purchaser is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Sale and Servicing Agreement and the Indenture); or violate any law or, to the best of the Purchaser's knowledge, any order, rule or regulation applicable to the Purchaser of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties.

                  (f) No Proceedings. There are no proceedings or investigations pending or, to the Purchaser's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement.

         SECTION 3.2. Representations and Warranties of the Seller. (a) The Seller hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date:

                  (i) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power and authority to acquire, own and sell the Receivables.

                  (ii) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                  (iii) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to the Purchaser hereby and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action; and the execution, delivery and performance of this Agreement and the

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         Assignment have been, and the execution, delivery and performance of each Subsequent Transfer Assignment have been or will be on or before the related Subsequent Transfer Date, duly authorized by the Seller by all necessary corporate action.

                  (iv) Binding Obligation. This Agreement and the Assignment constitute, and each Subsequent Transfer Assignment when executed and delivered by the Seller will constitute, a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with their terms.

                  (v) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under the certificate of incorporation or by-laws of the Seller or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); or violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

                  (vi) No Proceedings. There are no proceedings or investigations pending or, to the Seller's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

         (b) The Seller makes the following representations and warranties as to the Receivables on which the Purchaser relies in accepting the Purchased Contracts and the Subsequent Receivables and in transferring the Receivables to the Trust. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Purchased Contracts, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, but shall survive the sale, transfer and assignment of the Receivables to the Purchaser and the subsequent assignment and transfer of such Receivables

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to the Trust pursuant to the Sale and Servicing Agreement and pursuant to the
Indenture:

                  (i) Characteristics of Receivables. Each Receivable: (A) was originated in the United States of America by a Dealer in connection with the retail sale of Financed Equipment in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, was purchased by the Seller from a Dealer and was validly assigned by such Dealer to the Seller in accordance with its terms, (B) has created a valid, subsisting and enforceable first priority security interest in favor of the Seller in the Financed Equipment, which is assignable by the Seller to the Purchaser, by the Purchaser to the Issuer and by the Issuer to the Indenture Trustee, (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, and (D) provides for fixed payments on a periodic basis that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate (except that in the case of each Floating Rate Receivable, adjustments are made to the final payment to reflect fluctuations in the APR during the term of such Floating Rate Receivable).

                  (ii) Schedule of Receivables. The information set forth on Schedule A to the Assignment delivered on the Closing Date is true and correct in all material respects as of the opening of business on the Initial Cutoff Date and the information set forth on Schedule A to the related Subsequent Transfer Assignment will be true and correct on each Subsequent Transfer Date and no selection procedures believed by the Seller to be adverse to the interests of the Purchaser, the Trust, the Noteholders or the Certificateholders were or will be utilized in selecting the Receivables. The computer tape regarding the Receivables made available to the Purchaser and its assigns is true and correct in all respects.

                  (iii) Compliance with Law. Each Receivable and the sale of the related Financed Equipment complied in all material respects at the time it was originated or made and, at the execution of this Agreement, the Assignment and each Subsequent Transfer Assignment, complies in all material respects with all requirements of applicable Federal, state and local laws and regulations thereunder, including usury law, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and S, the Wisconsin Consumer Act and state adaptations of the National Consumer Act and of the Uniform Consumer

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         Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

                  (iv) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms.

                  (v) No Government Obligor. None of the Receivables is due from the United States of America or any state or from any agency, department or instrumentality of the United States of America or any state.

                  (vi) Security Interest in Financed Equipment. Immediately prior to the sale, assignment and transfer thereof, each Receivable is secured by a validly perfected first priority security interest in the Financed Equipment in favor of the Seller as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the Financed Equipment in favor of the Seller as secured party.

                  (vii) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Equipment been released from the Lien granted in connection with the related Receivable in whole or in part.

                  (viii) No Amendment or Waiver. No provision of a Receivable has been waived, altered or modified in any respect, except pursuant to a document, instrument or writing included in the Receivable Files, and no such amendment, waiver, alteration or modification causes such Receivable not to conform to the other warranties contained in this clause (b).

                  (ix) No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or threatened or exists with respect to any Receivable.

                  (x) No Liens. To the best of the Seller's knowledge, no Liens or claims, including claims for work, labor or materials, relating to any of the Financed Equipment have been filed that are Liens prior to, or equal or coordinate with, the security interest in the Financed Equipment granted by any Receivable.

                  (xi) No Default. No Receivable has a payment that is more than 90 days overdue as of the Initial Cutoff Date or Subsequent Cutoff Date, as applicable, and, except for a payment default continuing for a period of

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         not more than 90 days, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred and is continuing; and no continuing condition that with notice or the lapse of time (or both) would constitute such a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and the Seller has not waived and shall not waive any of the foregoing.

                  (xii) Title. It is the intention of the Seller that the transfers and assignments contemplated herein and in the Liquidity Receivables Purchase Agreement constitute a sale of the Receivables from the Seller to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Purchaser. Immediately prior to the transfers and assignments contemplated herein and in the Liquidity Receivables Purchase Agreement, the Seller had good title to each Receivable, free and clear of all Liens and, immediately upon the transfer thereof, the Purchaser shall have good title to each Receivable, free and clear of all Liens (other than under the Sale and Servicing Agreement and the Indenture); and the transfer and assignment of the Receivables to the Purchaser has been perfected under the UCC.

                  (xiii) Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable or any Receivable under this Agreement, the Liquidity Receivables Purchase Agreement, the Sale and Servicing Agreement or the Indenture is unlawful, void or voidable.

                  (xiv) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Purchaser a first priority perfected ownership interest in the Receivables have been made.

                  (xv) One Original. There is only one original executed copy of each Receivable.

                  (xvi) Maturity of Receivables. Each Receivable has a remaining term to maturity of not more than 72 months, in the case of the Initial Receivables, and 72 months, in the case of the Subsequent Receivables; the weighted average remaining term of the Initial Receivables that are Fixed Rate Receivables is approximately 46.32 months as of the Initial Cutoff Date; the weighted average remaining term of the Initial Receivables that are Floating Rate Receivables is approximately 39.08 months as of the Initial Cutoff Date; the weighted average original term

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         of the Receivables, including as of each Subsequent Transfer Date all Subsequent Receivables previously transferred to the Purchaser, will not be greater than 55.0 months.

                  (xvii) Scheduled Payments and APR. No Receivable has a final scheduled payment date later than six months preceding the Final Scheduled Maturity Date; each Receivable provides for payments that fully amortize the Amount Financed over the original term of the Receivable; each Fixed Rate Receivable is a Precomputed Receivable; each Floating Rate Receivable is a Simple Interest Receivable; each Fixed Rate Receivable has an APR of at least 3.0%; each Floating Rate Receivable has a margin greater than -3.0% per annum; and as of each Subsequent Transfer Cutoff Date, the weighted average of the Initial Cutoff Date APR and each Subsequent Cutoff Date APR (weighted on the basis of the respective aggregate Contract Values of the Fixed Rate Receivables for which each such APR is used to calculate the Contract Value) will not be less than the weighted average interest rate on the Class A Notes and the Class C Notes plus 1.00% per annum.

                  (xviii) Location of Receivable Files. The Receivable Files are kept at one or more of the locations listed in Schedule A hereto.

                  (xix) Insurance. The Obligor on each Receivable is required to maintain physical damage insurance covering the Financed Equipment in accordance with the Seller's normal requirements.

                  (xx) Concentrations. No Receivable has a Contract Value (when combined with the Contract Value of any other Receivable with the same or an Affiliated Obligor) that exceeds 1% of the Initial Pool Balance.

                  (xxi) Financing. (A) Approximately 59.08% of the aggregate Contract Value of the Initial Receivables that were Fixed Rate Receivables, constituting 53.15% of the number of Initial Receivables that were Fixed Rate Receivables as of the Initial Cutoff Date, were secured by equipment that was new at the time the related Initial Receivable was originated; the remainder of the Initial Receivables that were Fixed Rate Receivables represent financing of used equipment; approximately 56.18% of the aggregate Contract Value of the Initial Receivables that were Fixed Rate Receivables, constituting 53.15% of the number of Initial Receivables that were Fixed Rate Receivables as of the Initial Cutoff Date, represent the financing of agricultural equipment; the remainder of the Initial Receivables represent the financing of construction equipment. The aggregate Contract Value of the Initial Receivables that were Fixed Rate Receivables for the purposes of the above calculations as of the

                                                       Purchase Agreement 12
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



         Initial Cutoff Date is $357,707,763.96 (and, is calculated using the individual APR applicable to each Initial Receivable).

                  (B) Approximately 42.30% of the aggregate Contract Value of the Initial Receivables that were Floating Rate Receivables, constituting 38.45% of the number of Initial Receivables that were Floating Rate Receivables as of the Initial Cutoff Date, were secured by equipment that was new at the time the related Initial Receivable was originated; the remainder of the Initial Receivables that were Floating Rate Receivables represent financing of used equipment; approximately 95.79% of the aggregate Contract Value of the Initial Receivables that were Floating Rate Receivables, constituting 96.44% of the number of Initial Receivables that were Floating Rate Receivables as of the Initial Cutoff Date, represent the financing of agricultural equipment; the remainder of the Initial Receivables represent the financing of construction equipment. The aggregate Contract Value of the Initial Receivables that were Floating Rate Receivables for the purposes of the above calculations as of the Initial Cutoff Date is $97,960,250.83.

                  (C) Not more than 45% of the aggregate Contract Value of the Receivables, including, as of each Subsequent Transfer Date, all Subsequent Receivables previously transferred to the Purchaser, will represent Contracts for the financing of construction equipment.

                  (xxii) No Bankruptcies. No Obligor on any Receivable as of the Initial Cutoff Date or the Subsequent Cutoff Date, as applicable, was noted in the related Receivable File as being the subject of a bankruptcy proceeding.

                  (xxiii) No Repossessions. None of the Financed Equipment securing any Receivable is in repossession status.

                  (xxiv) Chattel Paper. Each Receivable constitutes "chattel paper" as defined in the UCC of the state the law of which governs the perfection of the interest granted in it.

                  (xxv) U.S. Obligors. None of the Receivables is denominated and payable in any currency other than United States Dollars or is due from any Person that does not have a mailing address in the United States of America.

                  (xxvi) Payment Frequency. (A) As of the Initial Cutoff Date and as shown on the books of the Seller: (1) Initial Receivables that were Fixed Rate Receivables having an aggregate Contract Value equal to

                                                        Purchase Agreement 13
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         44.37% of the Aggregate Contract Value of Initial Receivables that were Fixed Rate Receivables had annual scheduled payments, (2) Initial Receivables that were Fixed Rate Receivables having an aggregate Contract Value equal to 4.84% of the Aggregate Contract Value of Initial Receivables that were Fixed Rate Receivables had semi-annual scheduled payments, (3) Initial Receivables that were Fixed Rate Receivables having an aggregate Contract Value equal to 0.67% of the Aggregate Contract Value of Initial Receivables that were Fixed Rate Receivables had quarterly scheduled payments, and
         (4) Initial Receivables that were Fixed Rate Receivables having an aggregate Contract Value equal to 50.11% of the Aggregate Contract Value of Initial Receivables that were Fixed Rate Receivables had monthly scheduled payments.

                  (B) As of the Initial Cutoff Date and as shown on the books of the Seller: (1) Initial Receivables that were Floating Rate Receivables having an aggregate Contract Value equal to 44.37% of the Aggregate Contract Value of Initial Receivables that were Floating Rate Receivables had annual scheduled payments, (2) Initial Receivables that were Floating Rate Receivables having an aggregate Contract Value equal to 4.84% of the Aggregate Contract Value of Initial Receivables that were Floating Rate Receivables had semi-annual scheduled payments, (3) Initial Receivables that were Floating Rate Receivables having an aggregate Contract Value equal to 0.67% of the Aggregate Contract Value of Initial Receivables that were Floating Rate Receivables had quarterly scheduled payments, and (4) Initial Receivables that were Floating Rate Receivables having an aggregate Contract Value equal to 50.11% of the Aggregate Contract Value of Initial Receivables that were Floating Rate Receivables had monthly scheduled payments.

                  (xxvii) First Payment. As of the Initial Cutoff Date, Obligors had not yet made the first payment in respect of Initial Receivables representing less than 14.0% of the Initial Pool Balance.

                  (xxviii) Interest Accruing. Each Receivable, other than those Receivables consisting of Contracts that contain interest waivers for a specified period of time, is, as of the Closing Date or Subsequent Transfer Date, as applicable, accruing interest; no Receivable contains an interest waiver extending more than 12 months after the Initial Cutoff Date.

                  (xxix) Seller's Representations. The representations and warranties of the Seller contained in Section 3.2(a) are true and correct.



                                                       Purchase Agreement 14
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                                 ARTICLE IV
                                 Conditions


         SECTION 4.1. Conditions to Obligation of the Purchaser.

         (a) Initial Receivables. The obligation of the Purchaser to purchase the Purchased Contracts is subject to the satisfaction of the following conditions:

                  (i) Representations and Warranties True. The representations and warranties of the Seller hereunder shall be true and correct on the Closing Date and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

                  (ii) Computer Files Marked. The Seller shall, at its own expense, on or prior to the Closing Date, indicate in its computer files that Receivables created in connection with the Purchased Contracts have been sold to the Purchaser pursuant to this Agreement.

                  (iii) Documents to be Delivered by the Seller at the Closing.

                           (A) The Assignment. At the Closing (but only if
                  the Contract Value of the Purchased Contracts is greater than zero), the Seller will execute and deliver the Assignment, which shall be substantially in the form of Exhibit A and have attached thereto the Schedule of Receivables, executed by the Chairman, the President, a Vice President or the Treasurer of the Seller.

                           (B) Evidence of UCC Filing. On or prior to the
                  Closing Date (but only if the Contract Value of the Purchased Contracts is greater than zero), the Seller shall execute and file, at its own expense, a UCC financing statement in each jurisdiction in which such action is required by applicable law fully to perfect the Purchaser's right, title and interest in the Purchased Contracts and the other property sold hereunder, executed by the Seller, as seller or debtor, and naming the Purchaser, as purchaser or secured party, describing the Purchased Contracts and the other property sold hereunder, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Purchased Contracts and such other property to the Purchaser. The Seller shall deliver (or cause to be delivered) a file-stamped copy, or other evidence satisfactory to the Purchaser of such filing, to the Purchaser on or prior to the Closing Date.

                                                        Purchase Agreement 15
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



                           (C) Other Documents. The Seller will deliver
                  such other documents as the Purchaser may reasonably request.

                  (iv) Other Transactions. The transactions contemplated by the Sale and Servicing Agreement to be consummated on the Closing Date shall be consummated on such date.

         (b) Subsequent Receivables. The obligation of the Purchaser to purchase any Subsequent Receivables is subject to the satisfaction of the following conditions on or prior to the related Subsequent Transfer Date:

                  (i) the Seller shall have delivered to the Purchaser a duly executed written assignment in substantially the form of Exhibit B (the "Subsequent Transfer Assignment"), which shall include supplements to the Schedule of Receivables listing the Subsequent Receivables, executed by the Chairman, the President, a Vice President or the Treasurer of the Seller;

                  (ii) the Seller shall, to the extent required by Section
         5.2 of the Sale and Servicing Agreement, have delivered to the Purchaser for deposit in the Collection Account all collections in respect of the Subsequent Receivables;

                  (iii) as of such Subsequent Transfer Date: (A) the Seller was not insolvent and will not become insolvent as a result of the transfer of Subsequent Receivables on such Subsequent Transfer Date, (B) the Seller did not intend to incur or believe that it would incur debts that would be beyond the Seller's ability to pay as such debts matured, (C) such transfer was not made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller did not constitute unreasonably small capital to carry out its business as conducted;

                  (iv) the applicable Spread Account Initial Deposit for such Subsequent Transfer Date shall have been made;

                  (v)  the Funding Period shall not have terminated;

                  (vi) each of the representations and warranties made by the Seller pursuant to Section 3.2(b) with respect to the Subsequent Receivables shall be true and correct as of such Subsequent Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

                  (vii) the Seller shall, at its own expense, on or prior to such Subsequent Transfer Date, indicate in its computer files that the

                                                       Purchase Agreement 16
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



         Subsequent Receivables identified in the related Subsequent Transfer Assignment have been sold to the Purchaser pursuant to this Agreement and the Subsequent Transfer Assignment;

                  (viii) the Seller shall have taken any action required to give the Purchaser a first priority perfected ownership interest in the Subsequent Receivables;

                  (ix) no selection procedures believed by the Seller to be adverse to the interests of the Purchaser, the Trust, the Noteholders or the Certificateholders shall have been utilized in selecting the Subsequent Receivables;

                  (x) the addition of the Subsequent Receivables will not result in a material adverse tax consequence to the Purchaser, the Trust, the Noteholders or the Certificateholders;

                  (xi) the Seller shall have provided the Purchaser a statement listing the aggregate Contract Value of such Subsequent Receivables and any other information reasonably requested by the Purchaser with respect to such Subsequent Receivables;

                  (xiii) all the conditions to the transfer of the Subsequent Receivables to the Issuer specified in the Sale and Servicing Agreement shall have been satisfied; and

                  (xiii) the Seller shall have delivered to the Purchaser an Officers' Certificate confirming the satisfaction of each condition precedent specified in this clause (b) (substantially in the form attached hereto as Annex A to the Subsequent Transfer Assignment).

         SECTION 4.2. Conditions to Obligation of the Seller. The obligation of the Seller to sell the Purchased Contracts and the Subsequent Receivables to the Purchaser is subject to the satisfaction of the following conditions:

                  (a) Representations and Warranties True. The representations and warranties of the Purchaser hereunder shall be true and correct on the Closing Date or the applicable Subsequent Transfer Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date or such Subsequent Transfer Date.

                  (b) Receivables Purchase Price. On the Closing Date or the applicable Subsequent Transfer Date, the Purchaser shall have delivered

                                                       Purchase Agreement 17
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



         to the Seller the portion of the Initial Purchase Price or the Subsequent Purchase Price, as the case may be, payable on the Closing Date or such Subsequent Transfer Date pursuant to Section 2.5.


                                 ARTICLE V
                          Covenants of the Seller


         The Seller agrees with the Purchaser as follows; provided, however, that to the extent that any provision of this Article conflicts with any provision of the Sale and Servicing Agreement, the Sale and Servicing Agreement shall govern:

         SECTION 5.1. Protection of Right, Title and Interest. (a) Filings. The Seller shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Purchaser in and to the Receivables and the other property included in the Trust Estate to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder to the Receivables and the other property sold hereunder. The Seller shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above as soon as available following such recordation, registration or filing. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

         (b) Name Change. Within 15 days after the Seller makes any change in its name, identity or corporate structure that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) seriously misleading within the applicable provisions of the UCC or any title statute, the Seller shall give the Purchaser notice of any such change, and no later than five days after the effective date thereof, shall file such financing statements or amendments as may be necessary to continue the perfection of the Purchaser's interest in the property included in the Trust Estate.

         SECTION 5.2. Other Liens or Interests. Except for the conveyances hereunder and pursuant to the Liquidity Receivables Purchase Agreement, the Sale and Servicing Agreement, the Indenture and the other Basic Documents (as defined in the Indenture), the Seller: (a) will not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume or suffer to exist any Lien on, any interest in, to and under the Receivables, and
(b) shall defend the right, title and interest of the Purchaser in, to and under the Receivables against all claims of

                                                       Purchase Agreement 18
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



third parties claiming through or under the Seller; provided, however, that the Seller's obligations under this Section shall terminate upon the termination of the Trust pursuant to the Trust Agreement.

         SECTION 5.3. Chief Executive Office. During the term of the Receivables, the Seller will maintain its chief executive office in one of the states of the United States.

         SECTION 5.4. Costs and Expenses. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Purchaser's right, title and interest in, to and under the Receivables.

         SECTION 5.5. Indemnification. The Seller shall indemnify, defend and hold harmless the Purchaser for any liability as a result of the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties contained herein. These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.

         SECTION 5.6. Transfer of Subsequent Receivables. The Seller covenants to transfer to the Purchaser, pursuant to Section 2.2, Subsequent Receivables with an aggregate Contract Value equal to $411,884,035.48. In the event that the Seller shall fail to deliver and sell to the Purchaser any or all of such Subsequent Receivables by the date on which the Funding Period ends, and the Pre-Funded Amount is greater than $100,000 on such date, the Seller shall be obligated to pay to the Purchaser the Noteholder's Prepayment Premium on the Payment Date on which the Funding Period ends (or, if the Funding Period does not end on a Payment Date, on the first Payment Date following the end of the Funding Period); provided, however, that the foregoing shall be the sole remedy of the Purchaser, the Issuer, the Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a failure of the Seller to comply with the foregoing covenant.


                                 ARTICLE VI
                          Miscellaneous Provisions


         SECTION 6.1. Obligations of Seller. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.


                                                       Purchase Agreement 19
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



         SECTION 6.2. Repurchase Events. The Seller hereby covenants and agrees with the Purchaser for the benefit of the Purchaser, the Indenture Trustee, the Noteholders, the Trust, the Trustee and the Certificateholders that the occurrence of a breach of any of the Seller's representations and warranties contained in Section 3.2(b) shall constitute an event obligating the Seller to repurchase any Receivable materially and adversely affected by any such breach (a "Repurchase Event") at the Purchase Amount from the Purchaser or from the Trust. Except as set forth in Section 5.5, the repurchase obligation of the Seller shall constitute the sole remedy of the Purchaser, the Indenture Trustee, the Noteholders, the Trust, the Trustee or the Certificateholders against the Seller with respect to any Repurchase Event.

         SECTION 6.3. Purchaser Assignment of Repurchased Receivables. With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Purchaser shall sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty, all of the Purchaser's right, title and interest in, to and under such Receivables, and all security and documents relating thereto.

         SECTION 6.4. Trust. The Seller acknowledges and agrees that: (a) the Purchaser will, pursuant to the Sale and Servicing Agreement, sell the Receivables to the Trust and assign its rights under this Agreement to the Trust, (b) the Trust will, pursuant to the Indenture, assign such Receivables and such rights to the Indenture Trustee and (c) the representations and warranties contained in this Agreement and the rights of the Purchaser under this Agreement, including under Section 6.2, are intended to benefit the Trust, the Certificateholders and the Noteholders. The Seller hereby consents to all such sales and assignments.

         SECTION 6.5. Amendment. This Agreement may be amended from time to time, with prior written notice to the Rating Agencies, by a written amendment duly executed and delivered by the Seller and the Purchaser, without the consent of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such amendment will not, in the Opinion of Counsel, materially and adversely affect the interest of any Noteholder or Certificateholder.

         This Agreement may also be amended from time to time by the Seller and the Purchaser, with prior written notice to the Rating Agencies, with the written consent of (x) Holders of Offered Notes evidencing at least a majority of the Outstanding Amount of Offered Notes, (y) Holders of Class B Notes evidencing

                                                      Purchase Agreement 20
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



at least a majority of the Outstanding Amount of Class B Notes, and (z) the Holders (as defined in the Trust Agreement) of Certificates evidencing at least a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment may: (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Notes and Certificates that are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates.

         It shall not be necessary for the consent of the Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

         SECTION 6.6. Accountants' Letters. (a) A firm of independent certified public accountants will review the characteristics of the Receivables described in each Schedule of Receivables and will compare those characteristics to the information with respect to the Receivables contained in the Prospectus, (b) the Seller will cooperate with the Purchaser and such accounting firm in making available all information and taking all steps reasonably necessary to permit such accounting firm to complete the review set forth in clause (a) and to deliver the letters required of them under the Underwriting Agreement, (c) such accounting firm will deliver to the Purchaser a letter, dated the date of the Prospectus, in the form previously agreed to by the Seller and the Purchaser, with respect to the financial and statistical information contained in the Prospectus and with respect to such other information as may be agreed in the form of the letter.

         SECTION 6.7. Waivers. No failure or delay on the part of the Purchaser (or its assignee) in exercising any power, right or remedy under this Agreement, any Assignment or any Subsequent Transfer Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

         SECTION 6.8. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt: (a) in the case of the Seller, to Case Credit Corporation, 233 Lake Avenue, Racine, Wisconsin 53403, Attention: Treasurer (telephone (414) 636- 6011); (b) in the case of the Purchaser, to Case Receivables II Inc., 233 Lake

                                                        Purchase Agreement 21
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



Avenue, Racine, Wisconsin 53403, Attention: Treasurer (telephone (414) 636-
6564); (c) in the case of the Rating Agencies, at their respective addresses set forth in Section 10.3 of the Sale and Servicing Agreement; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         SECTION 6.9. Costs and Expenses. The Seller will pay all expenses incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, excluding fees and expenses of counsel, in connection with the perfection as against third parties of the Purchaser's right, title and interest in, to and under the Receivables and the enforcement of any obligation of the Seller hereunder.

         SECTION 6.10. Representations of the Seller and the Purchaser. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the Closing under Section 2.4.

         SECTION 6.11. Confidential Information. The Purchaser agrees that it will neither use nor disclose to any Person the names and addresses of the Obligors, except: (a) in connection with the enforcement of the Purchaser's rights hereunder, under the Receivables, under the Sale and Servicing Agreement or the Indenture or any other Basic Document, (b) in connection with the filing of any financing statement under the UCC or (c) as required by any of the foregoing or by law.

         SECTION 6.12. Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.
References in this Agreement to Section names or numbers are to such Sections of this Agreement unless otherwise expressly indicated.

         SECTION 6.13. Governing Law. This Agreement, the Assignment and each Subsequent Transfer Assignment shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder or thereunder shall be determined in accordance with such laws.

         SECTION 6.14. Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.


                                                        Purchase Agreement 22
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



         SECTION 6.15. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                                                       Purchase Agreement 23
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



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized as of the date and year first above written.


                                            CASE RECEIVABLES II INC.


                                            By:  /s/ Peter Hong
                                            Name: Peter Hong
                                            Title: Treasurer


                                            CASE CREDIT CORPORATION


                                            By: /s/ Peter Hong
                                            Name: Peter Hong
                                            Title: Treasurer


                                                         Purchase Agreement 24
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



                                                                  SCHEDULE A
                                                       to Purchase Agreement


                        LOCATION OF RECEIVABLES FILES


         Documents relating to the Receivables are located at one of the following Case Corporation locations:

                   1.      233 Lake Avenue
                           Racine, Wisconsin 53403

                   2.      2205 Durand Avenue
                           Racine, Wisconsin 53403

                   3.      700 State Street
                           Racine, Wisconsin 53404

                   4.      6363 Poplar Avenue
                           Suite 330
                           Memphis, Tennessee 38119

                   5.      2626 E. 82nd Street
                           Suite 240
                           Bloomington, Minnesota 55425

                   6.      5000 Quorum
                           Suite 505
                           Dallas, Texas 75204

                   7.      3600 Sullivant Avenue
                           Columbus, Ohio 43228-0519



                                          Purchase Agreement - Schedule A - 1
18295303

                                                                   EXHIBIT A
                                                       to Purchase Agreement

                                  FORM OF
                                 ASSIGNMENT

         For value received, in accordance with and subject to the Purchase Agreement dated as of September 1, 1997 (the "Purchase Agreement"), between the undersigned and Case Receivables II Inc. (the "Purchaser"), the undersigned does hereby sell, assign, transfer, set over and otherwise convey unto the Purchaser, without recourse, all of its right, title and interest in, to and under: (a) the Purchased Contracts, listed on Schedule A hereto, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the Initial Cutoff Date, (b) the security interests in the Financed Equipment granted by Obligors pursuant to the Purchased Contracts and any other interest of the undersigned in such Financed Equipment, (c) any proceeds with respect to the Purchased Contracts from claims on insurance policies covering Financed Equipment or Obligors, (d) any proceeds from recourse to Dealers with respect to the Purchased Contracts other than any interest in the Dealers' reserve accounts maintained with Case Credit Corporation, (e) any Financed Equipment that shall have secured the Purchased Contracts and that shall have been acquired by or on behalf of the Purchaser, and (f) the proceeds of any and all of the foregoing (other than Recoveries). The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Purchased Contracts, Receivables Files, any insurance policies or any agreement or instrument relating to any of them.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed in all respects by the Purchase Agreement.

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Purchase Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of _____________, 1997.


                                            CASE CREDIT CORPORATION


                                            By:_________________________
                                                Name:___________________
                                                Title:__________________



                                          Purchase Agreement - Exhibit A - 1
18295303

                                                                  SCHEDULE A
                                                               to Assignment


                         SCHEDULE OF PURCHASED CONTRACTS


                               [See attached list]


                                             Purchase Agreement - Exhibit A - 2
18295303

                                                                  EXHIBIT B
                                                      to Purchase Agreement

                                  FORM OF
                       SUBSEQUENT TRANSFER ASSIGNMENT


         For value received, in accordance with and subject to the Purchase Agreement dated as of September 1, 1997 (the "Purchase Agreement"), between Case Credit Corporation, a Delaware corporation (the "Seller"), and Case Receivables II Inc., a Delaware corporation (the "Purchaser"), the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all of its right, title and interest in, to and under: (a) the Subsequent Receivables, with an aggregate Contract Value equal to $_______________, listed on Schedule A hereto, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the Subsequent Cutoff Date, (b) the security interests in the Financed Equipment granted by Obligors pursuant to such Subsequent Receivables and any other interest of the Seller in such Financed Equipment, (c) any proceeds with respect to such Subsequent Receivables from claims on insurance policies covering Financed Equipment or Obligors, (d) any proceeds from recourse to Dealers with respect to such Subsequent Receivables other than any interest in the Dealers' reserve accounts maintained with the Seller, (e) any Financed Equipment that shall have secured any such Subsequent Receivables and that shall have been acquired by or on behalf of the Purchaser, and (f) the proceeds of any and all of the foregoing (other than Recoveries). The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the Seller to the Obligors, insurers or any other person in connection with such Subsequent Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

         This Subsequent Transfer Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the Seller contained in the Purchase Agreement (including the Officers' Certificate of the Seller accompanying this Agreement) and is to be governed in all respects by the Purchase Agreement.

         Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

                                         Purchase Agreement - Exhibit B - 1
18295303

         IN WITNESS WHEREOF, the undersigned has caused this Subsequent Transfer Assignment to be duly executed as of _____________________, 199_.


                                            CASE CREDIT CORPORATION


                                            By:___________________________
                                                Name:_____________________
                                                Title:____________________



                                         Purchase Agreement - Exhibit B - 2
18295303

                                                                 SCHEDULE A
                                          to Subsequent Transfer Assignment


                     SCHEDULE OF SUBSEQUENT RECEIVABLES


                            [See attached list]



                                         Purchase Agreement - Exhibit B - 3
18295303

                                                                     ANNEX A
                                           to Subsequent Transfer Assignment

                            OFFICERS' CERTIFICATE


         We, the undersigned officers of Case Credit Corporation (the "Company"), do hereby certify, pursuant to Section 4.1(b)(xiii) of the Purchase Agreement dated as of September 1, 1997, among the Company, and Case Receivables II Inc. (the "Purchase Agreement"), that all of the conditions precedent to the transfer to the Purchaser of the Subsequent Receivables listed on Schedule A to the Subsequent Transfer Assignment delivered herewith, and the other property and rights related to such Subsequent Receivables as described in Section 2.2 of the Purchase Agreement, have been satisfied on or prior to the related Subsequent Transfer Date.

         Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

         IN WITNESS WHEREOF, the undersigned have caused this certificate to be duly executed this _____ day of _______, 199_.



                                            By:____________________________
                                                Name:______________________
                                                Title:_____________________


                                            By:____________________________
                                                Name:______________________
                                                Title:_____________________



                                          Purchase Agreement - Exhibit B - 4
18295303